EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM

We hereby

consent to

the incorporation by

reference in

the Registration Statements

on Form S

-8 (Nos.
333-230843, 333-

225350, 333-

188993, 333-

188990, and

333-176511) of

The Cato

Corporation of

our
report dated

March 29,

2021 relating

to the

financial statements,

financial statement

schedule and

the
effectiveness of internal control over financial reporting, which appears in this Form

10-K.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
March 29, 2021